Exhibit 99.1

Retail Value Inc. Quarterly Financial Supplement For the period ended September 30, 2021 rvi

R

Retail Value Inc.

Table of Contents

Section	Page

Financial Information
Press Release	1-7
Dispositions	8
Capital Structure	9
Reporting Policies and Non-GAAP Measures	10-13

RVI considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the impact of the COVID-19 pandemic on our ability to manage our properties and finance our operations and on tenants’ ability to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent; our ability to sell the remaining property on commercially reasonable terms; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions and natural disasters affecting our remaining property, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions and natural disasters; local conditions such as an increase in the supply of, or a reduction in demand for, retail real estate in the area; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants at our remaining property; impairment charges; the ability to secure and maintain management services provided to us, including pursuant to our external management agreement with one or more subsidiaries of SITE Centers; and our ability to maintain our REIT status. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent report on Form 10-K. The impacts of the COVID-19 pandemic may also exacerbate the risks described therein, any of which could have a material effect on the Company. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Retail Value Inc.	For additional information:

3300 Enterprise Parkway	Christa Vesy, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

Retail Value Inc. Reports Fourth Quarter 2021 Operating Results

BEACHWOOD, OHIO, February 25, 2022 – Retail Value Inc. (NYSE: RVI) today announced operating results for the quarter and year ended December 31, 2021.

Financial Results for the Quarter

•

Fourth quarter 2021 net income attributable to common shareholders was $27.7 million, or $1.31 per diluted share, as compared to net loss of $9.5 million, or $0.48 per diluted share, in the year-ago period. The period-over-period increase in net income is primarily attributable to higher gain on disposition of real estate, lower impairment charges and lower interest expense due to the debt repayment partly offset by the impact of asset sales.

•

Fourth quarter 2021 operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was a loss of $0.1 million, or $0.00 per diluted share, compared to income of $14.8 million, or $0.75 per diluted share, in the year-ago period. The period-over-period decrease in OFFO is primarily attributable to the impact of asset sales and lower interest expense. Fourth quarter results included $0.5 million of net revenue related to prior periods primarily from cash basis tenants.

Financial Results for the Year

•

Net loss attributable to common shareholders for the year ended December 31, 2021 was $17.7 million, or $0.84 per diluted share which compares to net loss of $93.6 million, or $4.72 per diluted share for the full year 2020.

•	Generated Operating FFO of $52.1 million, or $2.48 per diluted share for the full year of 2021, which compares to $61.8 million, or $3.12 per diluted share for the full year 2020.

Significant Fourth Quarter and Recent Transaction Activity

•	In October 2021, the Company sold a portfolio of five assets in the continental U.S. for a gross sale price of $264.0 million.
•	In October 2021, the Company paid a distribution on the Company’s Series A Preferred Shares (the “RVI Preferred Shares”) in the aggregate amount of $190.0 million.
•	In October 2021, the Company paid a cash dividend of $22.04 per common share ($465.4 million in the aggregate).
•	In December 2021, the Company sold Green Ridge Square in Grand Rapids, Michigan and Willowbrook Plaza in Houston, Texas for an aggregate sales price of $60.4 million.
•	In December 2021, the Company repurchased all of the outstanding RVI Preferred Shares from SITE Centers Corp. (“SITE Centers”) for an aggregate purchase price of $1.00.
•

On December 15, 2021, the Company entered into an External Management Agreement with affiliates of SITE Centers which specifies the responsibilities and fees applicable to managing the Company’s remaining property (Crossroads Centers located in Gulfport, Mississippi, which is subject to a ground lease) and administering a wind-up of the Company’s operations. The External Management Agreement took effect on January 1, 2022.

•	In January 2022, the Company paid a cash dividend of $3.27 per common share ($69.1 million in the aggregate).

Significant Full-Year Activity

•	Sold 21 shopping centers for an aggregate gross sales price of $933.6 million.
•	Repaid the outstanding balance on the Company’s mortgage loan. Upon repayment of the mortgage loan, the Company’s Revolving Credit Agreement also terminated.
•	The sale of the Puerto Rico assets is reflected as “discontinued operations” on the Company’s financial statements on a retrospective basis.

Key Fourth Quarter Operating Results

The operating metrics as of December 31, 2021, for the Company’s remaining property (Crossroads Center in Gulfport, Mississippi, which is subject to a ground lease) are as follows:

Gross Leasable Area - Owned (thousands)	555
Annualized Base Rent PSF	$13.47
Leased Rate	92.1%
Commenced Rate	91.2%

Impact of the COVID-19 Pandemic

•

At December 31, 2021, the balance sheet reflects $0.5 million of net deferred rents outstanding for tenants with payment plans that are not accounted for on the cash basis. This includes balances due from tenants at sold properties.

About RVI

RVI is an independent publicly traded company trading under the ticker symbol “RVI” on the New York Stock Exchange. RVI owns one property in the continental U.S. and is managed by one or more subsidiaries of SITE Centers Corp. RVI focuses on realizing value in its business through operations and sales of its assets. Additional information about RVI is available at www.retailvalueinc.com.

Non-GAAP Measures

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)) adjusted to exclude (i) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, if any, (ii) impairment charges on real estate property and related investments and (iii) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO by excluding certain non-operating charges and income. Operating FFO is useful to investors as the Company removes non-comparable charges and income to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures are included in this release herein.

Safe Harbor

RVI considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the impact of the COVID-19 pandemic on our ability to manage our properties and finance our operations and on tenants’ ability to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent; our ability to sell the remaining property on commercially reasonable terms; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions and natural disasters affecting our remaining property, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions and natural disasters; local conditions such as an increase in the supply of, or a reduction in demand for, retail real estate in the area; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants at our remaining property; impairment charges; the ability to secure and maintain management services provided to us, including pursuant to our external management agreement with one or more subsidiaries of SITE Centers; and our ability to maintain our REIT status. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent report on Form 10-K. The impacts of the COVID-19 pandemic may also exacerbate the risks described therein, any of which could have a material effect on the Company. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Retail Value Inc.

Income Statement

	in thousands, except per share
		4Q21	4Q20	12M21	12M20

	Revenues:
	Rental income (1)	$5,382	$17,124	$55,603	$81,781
	Straight-line rent (1)	0	194	0	(1,089)
	Other property revenues	17	14	55	45
		5,399	17,332	55,658	80,737
	Expenses:
	Operating and maintenance	801	2,513	7,286	11,460
	Property Management fees	674	850	2,750	3,899
	Real estate taxes	404	3,079	8,966	15,957
		1,879	6,442	19,002	31,316

	Net operating income (1)	3,520	10,890	36,656	49,421

	Other income (expense):
	Asset management fees	(731)	(997)	(3,156)	(4,630)
	Interest expense, net	0	(3,537)	(7,899)	(18,334)
	Depreciation and amortization	(1,090)	(5,666)	(17,217)	(28,395)
	General and administrative	(582)	(751)	(3,577)	(3,612)
	Impairment charges	0	(10,910)	(1,573)	(54,370)
	Debt extinguishment costs, net	0	(1,456)	(6,307)	(5,873)
	Other income, net	0	0	0	0
	Gain on disposition of real estate, net	27,714	1,754	29,596	23,710
	Income (loss) before other items	28,831	(10,673)	26,523	(42,083)
	Tax benefit (expense)	45	(674)	(148)	(858)
	Income (loss) from continuing operations	28,876	(11,347)	26,375	(42,941)
	(Loss) income from discontinued operations (2)	(1,212)	1,851	(44,074)	(50,613)
	Net income (loss)	$27,664	($9,496)	($17,699)	($93,554)

	Weighted average shares – Basic & Diluted – EPS	21,117	19,829	21,062	19,806

	Basic and Diluted:
	Income (loss) per common share – Continuing operations	$1.37	$(0.57)	$1.25	$(2.17)
	(Loss) income per common share – Discontinued operations	(0.06)	0.09	(2.09)	(2.55)
	Net income (loss) per common share	$1.31	$(0.48)	$(0.84)	$(4.72)

(1)	Activity for Crossroads Center:
	Uncollectible revenue (included in rental income)	$8	($10)	$353	($613)
	Straight-line rent	(16)	(16)	(73)	(34)
	Net operating income	1,490	1,273	5,818	5,269

(2)	Puerto Rico segment classified as a "discontinued operation" for financial reporting purposes on a retrospective basis. See additional detail on page 6.

Retail Value Inc.

Other Financial Information

in thousands, except per share
	4Q21	4Q20	12M21	12M20

Net income (loss) attributable to Common Shareholders	$27,664	($9,496)	($17,699)	($93,554)
Depreciation and amortization of real estate	1,090	12,559	33,675	56,986
Impairment of real estate	0	10,910	82,633	115,525
Gain on disposition of real estate, net	(28,855)	(844)	(54,542)	(22,800)
FFO attributable to Common Shareholders	($101)	$13,129	$44,067	$56,157
Debt extinguishment, transaction, other, net	0	1,695	8,061	5,671
Operating FFO attributable to Common Shareholders	($101)	$14,824	$52,128	$61,828

Weighted average shares and units – Basic & Diluted – FFO & OFFO	21,117	19,829	21,062	19,806

FFO per share – Basic & Diluted	$0.00	$0.66	$2.09	$2.84
Operating FFO per share – Basic & Diluted	$0.00	$0.75	$2.48	$3.12
Common stock dividends declared, per share	$25.31	$1.16	$25.31	$1.16

Certain non-cash items (including properties reported as discontinued operations):
Loan cost amortization	0	(786)	(1,923)	(3,602)

Capital expenditures (including properties reported as discontinued operations):
Maintenance capital expenditures	608	551	2,425	1,685
Tenant allowances and landlord work	595	1,954	4,150	5,183
Leasing commissions - SITE Centers	(14)	762	1,687	2,755
Leasing commissions - external	59	53	557	278
Hurricane restorations	(1)	1,456	2,420	11,343

Retail Value Inc.

Other Financial Information

	in thousands, except per share
		Continental U.S.
		4Q21	4Q20	12M21	12M20
	Revenues:
	Minimum rents	$2,992	$11,987	$34,633	$58,881
	Ground lease minimum rents	171	861	2,602	4,247
	Percentage and overage rent	45	44	320	294
	Recoveries	1,551	4,554	13,601	22,535
	Uncollectible revenue	538	(353)	3,711	(6,631)
	Ancillary and other rental income	85	140	589	781
	Lease termination fees	0	85	147	585
	Other property revenues	17	14	55	45
		5,399	17,332	55,658	80,737
	Expenses:
	Operating and maintenance	801	2,513	7,286	11,460
	Property management fees	674	850	2,750	3,899
	Real estate taxes	404	3,079	8,966	15,957
		1,879	6,442	19,002	31,316

	Net operating income	3,520	10,890	36,656	49,421

	Other income (expense):
	Asset management fees	(731)	(997)	(3,156)	(4,630)
	Interest expense, net	0	(3,537)	(7,899)	(18,334)
	Depreciation and amortization	(1,090)	(5,666)	(17,217)	(28,395)
	General and administrative (not allocated to segment)	N/A	N/A	N/A	N/A
	Impairment charges	0	(10,910)	(1,573)	(54,370)
	Debt extinguishment costs, net	0	(1,456)	(6,307)	(5,873)
	Other expense, net
	Gain on disposition of real estate, net (1)	27,714	1,754	29,596	23,710
	Tax benefit (expense)	45	(674)	(148)	(858)
	Net income (loss)	$29,458	($10,596)	$29,952	($39,329)

(1)	SITE Centers disposition fees for assets sold	3,244	21	3,587	2,642
		Puerto Rico (Discontinued Operations)
		4Q21	4Q20	12M21	12M20
	Revenues:
	Minimum rents	$170	$14,122	$34,390	$58,325
	Ground lease minimum rents	0	1,946	4,472	8,008
	Percentage and overage rent	(56)	796	1,984	2,025
	Recoveries	120	6,491	15,037	24,621
	Uncollectible revenue	83	(2,387)	1,400	(9,927)
	Ancillary and other rental income	7	1,846	3,844	5,962
	Lease termination fees	0	0	3,097	19
	Other property revenues	(17)	(15)	0	38
		307	22,799	64,224	89,071
	Expenses:
	Operating and maintenance	312	8,030	19,349	29,343
	Property management fees	1,404	1,583	5,937	6,060
	Real estate taxes	19	1,153	2,827	4,795
		1,735	10,766	28,113	40,198

	Net operating (loss) income	(1,428)	12,033	36,111	48,873

	Other income (expense):
	Asset management fees	(890)	(1,006)	(3,626)	(4,023)
	Interest expense, net	0	(1,078)	(2,055)	(4,408)
	Depreciation and amortization	0	(6,909)	(16,503)	(28,658)
	General and administrative (not allocated to segment)	N/A	N/A	N/A	N/A
	Impairment charges	0	0	(81,060)	(61,155)
	Debt extinguishment costs, net	0	(49)	(1,951)	(49)
	Other expense, net	0	(190)	197	251
	Gain on disposition of real estate, net (1)	1,141	(910)	24,946	(910)
	Tax expense	(35)	(40)	(133)	(534)
	Net (loss) income	($1,212)	$1,851	($44,074)	($50,613)

(1)	SITE Centers disposition fees for assets sold	0	500	5,749	500

Retail Value Inc.

Balance Sheet

	$ in thousands
		At Period End
		4Q21	4Q20

	Assets:
	Land	$0	$106,708
	Buildings	51,261	421,401
	Fixtures and tenant improvements	8,260	68,795
		59,521	596,904
	Depreciation	(36,195)	(253,565)
		23,326	343,339
	Construction in progress	0	321
	Real estate, net	23,326	343,660

	Cash	110,470	56,849
	Restricted cash	1,993	115,939
	Receivables and straight-line (1)	3,891	15,007
	Intangible assets, net (2)	1,098	9,452
	Other assets, net (3)	3,620	5,767
	Assets related to discontinued operations	0	649,202
	Total Assets	144,398	1,195,876

	Liabilities and Equity:
	Secured debt	0	258,795
	Dividends payable	69,053	23,002
	Other liabilities (4)	8,331	25,848
	Liabilities related to discontinued operations	0	98,445
	Total Liabilities	77,384	406,090

	Redeemable preferred equity	0	190,000

	Common shares	2,112	1,983
	Paid-in capital	740,517	721,234
	Distributions in excess of net income	(675,602)	(123,428)
	Common shares in treasury at cost	(13)	(3)
	Total Equity	67,014	599,786

	Total Liabilities and Equity	$144,398	$1,195,876

	All amounts include Discontinued Operation assets:
(1)	Tenant receivables, net - continental U.S.	693	N/A
	Tenant receivables, net - Puerto Rico	841	N/A
	SL rents (including fixed CAM), net - continental U.S.	287	N/A
	Property insurance receivable	906	N/A
	Other receivables	1,164	N/A

(2)	Operating lease right of use asset	1,098	N/A

(3)	Note receivable	3,000	N/A

(4)	Operating lease liabilities	2,126	N/A
	Below-market leases, net	0	N/A

	Prior year footnote amounts are not presented due to impact of discontinued operations.

Retail Value Inc.

Dispositions

$ and GLA in thousands
			Owned
	Property Name	City, State	GLA	Price

04/17/18	Silver Spring Square (pre spin)	Mechanicsburg, PA	343	$80,810
06/27/18	The Walk at Highwoods Preserve (pre spin)	Tampa, FL	138	25,025
07/06/18	Tequesta Shoppes	Tequesta, FL	110	14,333
07/10/18	Lake Walden Square	Plant City, FL	245	29,000
08/01/18	East Lloyd Commons	Evansville, IN	160	23,000
08/13/18	Grandville Marketplace	Grandville, MI	224	16,700
08/29/18	Brandon Boulevard Shoppes	Valrico, FL	86	14,650
09/14/18	Gresham Station	Gresham, OR	342	64,500
10/18/18	Palm Valley Pavilions	Goodyear, AZ	233	44,800
11/13/18	I-Drive Value Center	Orlando, FL	186	26,157
11/20/18	Douglasville Pavilion	Douglasville, GA	266	35,120
12/14/18	Kyle Crossing	Kyle, TX	121	27,600
		Total 2018	2,454	$401,695

02/08/19	Millenia Plaza	Orlando, FL	412	$56,400
02/27/19	Homestead Pavilion (TD Bank)	Homestead, FL	4	4,091
03/01/19	West Allis Center (Chick-Fil-A)	Milwaukee, WI	5	2,211
03/04/19	Lowe's Home Improvement	Hendersonville, TN	129	16,058
03/26/19	Midway Marketplace	St. Paul, MN	324	31,210
04/05/19	Mariner Square	Spring Hill, FL	194	17,000
05/23/19	Shoppers World of Brookfield	Brookfield, WI	203	19,450
05/31/19	Homestead Pavilion	Homestead, FL	295	62,250
06/13/19	Beaver Creek Crossings	Apex, NC	321	52,750
08/07/19	Harbison Court	Columbia, SC	242	36,500
08/09/19	West Allis Center	West Allis, WI	259	18,100
12/19/19	Marketplace at Towne Centre	Mesquite, TX	180	19,150
		Total 2019	2,568	$335,170

01/15/20	Newnan Crossing S.C. Parcel (excluding Lowe's)	Newnan, GA	92	$11,600
02/19/20	Hamilton Commons	Mays Landing, NJ	403	60,000
02/26/20	Tucson Spectrum	Tucson, AZ	717	84,000
06/30/20	Big Oaks Crossing	Tupelo, MS	348	21,000
07/27/20	Newnan Crossing -Lowe's Parcel	Newnan, GA	130	15,550
09/24/20	Riverdale Village	Coon Rapids, MN	788	70,000
12/21/20	Peach Street Marketplace -LongHorn Steakhouse	Erie, PA	5	2,075
12/22/20	Plaza Palma Real	Humacao, PR	448	50,000
		Total 2020	2,931	$314,225

04/09/21	Marketplace of Brown Deer	Brown Deer, WI	405	$10,250
04/13/21	Noble Town Center	Jenkintown, PA	168	14,000
04/14/21	Plaza Vega Baja	Vega Baja, PR	185	4,500
04/21/21	Uptown Solon	Solon, OH	182	10,100
06/03/21	Señorial Plaza	Rio Piedras, PR	202	20,350
08/27/21	Puerto Rico Portfolio (9 properties)	Puerto Rico	3,538	550,000
10/01/21	Continental U.S. Portfolio (5 properties)	Various	2,623	264,000
12/06/21	Green Ridge Square	Grand Rapids, MI	216	23,250
12/15/21	Willowbrook Plaza	Houston, TX	385	37,100
		Total 2021	7,904	$933,550

		Asset sales (Post Spin)		$1,878,805

Retail Value Inc.

Capital Structure

$, shares and units in thousands, except per share
	December 31, 2021	December 31, 2020	December 31, 2019
Capital Structure
Market Value Per Share (1)	$6.42	$14.87	$36.80

Common Shares Outstanding	21,117	21,083	19,052
Common Shares Equity	$135,572	$313,508	$701,119

Redeemable Preferred Equity (2)	$0	$190,000	$190,000

Bank Debt	$0	$0	$0
Mortgage Debt	$0	$354,202	$674,331
Less: Cash (including restricted cash)	$110,470	$172,788	$183,294
Net Debt	($110,470)	$181,415	$491,037

Total Market Capitalization	$25,102	$684,923	$1,382,155

(1) On January 18, 2022, the Company paid a common dividend in cash of $3.27 per share.
(2) On October 6, 2021, the Company paid a dividend of $190.0 million to SITE Centers. Series A preferred shares were repurchased for $1.00 in December 2021.

Retail Value Inc.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information.  The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•	Tenant reimbursements are recognized in the period in which the expenses are incurred.
•	Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•

Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term.  A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.

•

If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.

•

For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting.  As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income.  The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

Deferred Financing Costs

•

Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets.  All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Construction in progress includes expansions and re-tenanting.
•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings20 to 31.5 years

Building Improvements3 to 20 years

Furniture/Fixtures/ Shorter of economic life or lease terms

Tenant Improvements

Retail Value Inc.

Notable Accounting and Supplemental Policies

Capitalization

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers.  Capitalization of interest ceases when construction activities are completed and the property is available for occupancy by tenants.

•	Interest expense incurred during construction is capitalized and depreciated over the building life.

Discontinued Operations

•

A discontinued operation includes only the disposal of a component of an entity and represents a strategic shift of the Company’s geographical concentration and business.  The disposition of all of the Company’s Puerto Rico assets qualified for discontinued operations presentation.  The sale of the individual continental U.S assets did not qualify for discontinued operations presentation, and thus, the results of the properties that have been sold to date remain in Income from Continuing Operations, and any associated gains or losses from the disposition are included in Gain on Disposition of Real Estate.

Retail Value Inc.

Non-GAAP Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs.  FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.  The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods.  Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities.  This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, if any, (ii) impairment charges on real estate property and related investments and (iii) certain non-cash items.  These non-cash items principally include real property depreciation and amortization of intangibles.  The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges and income recorded in its operating results are not comparable or reflective of its core operating performance.  Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio.  As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO.  Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges and income that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.  Such adjustments include gains/losses on the early extinguishment of debt and transaction costs.  The disclosure of these adjustments is regularly requested by users of the Company’s financial statements.

The adjustment for these charges and income may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO.  Additionally, the Company provides no assurances that these charges and income are non-recurring.  These charges and income could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs.  The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance and (iii) to compare the Company’s performance to that of other publicly traded shopping center REITs.  For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance.  They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).  Other real estate companies may calculate FFO and Operating FFO in a different manner.

Retail Value Inc.

Non-GAAP Measures

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income.  FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties.  Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities.  Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs.  Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity.  FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance.  The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

Retail Value Inc. 3300 Enterprise Pkwy. Beachwood, OH 44122 P.216.755.5500 F. 216.755.1500 www.retailvalueinc.com